EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
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   SUBSIDIARY                                      STATE OF INCORPORATION                      DOES BUSINESS AS
------------------------------------------------ ----------------------------------------- ---------------------------------

   Arch Communications Enterprises LLC              Delaware                                  Arch Wireless Holdings
   Arch Wireless Communications, Inc.               Delaware
   Arch Connecticut Valley, Inc.                    Massachusetts                             Arch Wireless Holdings
   Arch Wireless Holdings, Inc.                     Delaware                                  Arch Wireless Holdings
   Benbow Investments, Inc.                         Delaware
   MobileMedia Communications, Inc.                 Delaware                                  Arch Wireless Holdings
   MobileMedia Communications Corporation of
     America                                        Delaware                                  Arch Wireless Holdings
   MobileMedia License Co., LLC                     Delaware
   Paging Network, Inc.                             Delaware                                  Arch Wireless Holdings
   PageNet, Inc.                                    Delaware                                  Arch Wireless Holdings
   Paging Network of America, Inc.                  Delaware                                  Arch Wireless Holdings
   Paging Network of Colorado, Inc.                 Delaware                                  Arch Wireless Holdings
   Paging Network of Northern California, Inc.      Delaware                                  Arch Wireless Holdings
   Paging Network of Michigan, Inc.                 Delaware                                  Arch Wireless Holdings
   Paging Network Finance Corp.                     Delaware
   Paging Network International, Inc.               Delaware
   Paging Network of San Francisco, Inc.            Delaware                                  Arch Wireless Holdings

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